Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp
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Brookdale Senior Living Inc. 111 Westwood Place, Suite 200 Brentwood, Tennessee 37027	June 14, 2011	BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MOSCOW MUNICH PARIS SÃO PAULO SHANGHAI SINGAPORE SYDNEY TOKYO TORONTO VIENNA
     Re:       Brookdale Senior Living Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
          We have acted as special counsel to Brookdale Senior Living Inc., a Delaware corporation (the “Company”), in connection with the public offering of $275,000,000 aggregate principal amount of the Company’s 2.75% Convertible Senior Notes due 2018 (the “Securities”), to be issued under the Indenture, dated as of June 14, 2011 (the “Base Indenture”), between the Company and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture, dated as of June 14, 2011 (together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Company entered into an underwriting agreement, dated as of June 8, 2011 (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several Underwriters named therein (the “Underwriters”), and RBC Capital Markets, LLC, as one of the several Underwriters named therein, relating to the sale by the Company to the Underwriters of the Securities.
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
          In rendering the opinions stated herein, we have examined and relied upon the following:
          (i) the registration statement on Form S-3 (File No. 333-174766) of the Company relating to the Securities and other securities of the Company filed on June 7, 2011 with the Securities and Exchange Commission (the “Commission”) under the Securities Act

Brookdale Senior Living Inc.
June 14, 2011

allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);
          (ii) an executed copy of the Indenture;
          (iii) the global certificate evidencing the Securities (the “Note Certificate”);
          (iv) a copy of the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware;
          (v) a copy of the Amended and Restated Bylaws of the Company as in effect as of the date hereof and as certified by the Secretary of the Company; and
          (vi) a copy of certain resolutions of the Board of Directors of the Company, adopted on May 27, 2011, and certain resolutions of the Pricing Committee thereof, adopted on June 8, 2011, each as certified by the Secretary of the Company.
          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
          In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
          We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”), or as to the effect of any such non-Opined on Law on the opinions stated herein.
          The Indenture and the Note Certificate are referred to herein collectively as the “Transaction Documents.”

Brookdale Senior Living Inc.
June 14, 2011

          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:
     1. When duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificate will constitute a valid and binding obligation of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms under the laws of the State of New York.
     2. With respect to the shares of any common stock, par value $0.01 per share, initially issuable upon conversion of the Securities pursuant to the Indenture (the “Conversion Shares”), the issuance of the Conversion Shares has been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued upon conversion of the Securities in accordance with the terms of the Indenture, the Conversion Shares will be validly issued, fully paid and nonassessable.
     The opinions stated herein are subject to the following qualifications:
     (a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);
     (b) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Documents;
     (c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;
     (d) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be limited by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality; and
     (e) in rendering the opinion set forth in paragraph 2 above, we have assumed that the Conversion Price (as defined in the Indenture) will be at least equal to the par value of the Conversion Shares at the time of conversion.
               In addition, in rendering the foregoing opinions we have assumed that neither the execution and delivery by the Company of the Transaction Documents to which it is a party nor the performance by the Company of its obligations under the Transaction Documents (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument

Brookdale Senior Living Inc.
June 14, 2011

or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.
               We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP